Exhibit 5.1

Cira Centre 2929 Arch Street Philadelphia, PA 19104-2808 +1 215 994 4000 Main +1 215 994 2222 Fax www.dechert.com
September 4, 2009
HFF, Inc.
One Oxford Centre
301 Grant Street, Suite 600
Pittsburgh, PA 15219
     Re: Form S-3 Registration Statement
Gentlemen and Ladies:
We have acted as counsel to HFF, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-3 filed on May 19, 2009, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale from time to time by the Selling Stockholders (the “Selling Stockholders”) to be named in the supplement(s) to the prospectus contained in the Registration Statement (the “Prospectus”) of up to 20,355,000 shares (the “Shares”) of the Company’s Class A Common Stock, par value $0.01 per share (“Common Stock”), that will be issued to the Selling Stockholders by the Company upon exchange of partnership units (“Partnership Units”) in each of Holliday Fenoglio Fowler, L.P., a Texas limited partnership, and HFF Securities L.P., a Delaware limited partnership, pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate of Incorporation”). The Shares may be issued upon exchange of Partnership Units and offered and sold by the Selling Stockholders from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus and the supplement(s) to the Prospectus, and on a delayed or continuous basis pursuant to Rule 415 under the Securities Act. This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the validity of the Shares.
In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of rendering this opinion, including the Registration Statement, the Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company.
As to the facts on which this opinion is based, we have relied upon certificates of public officials, certificates and written statements of officers and representatives of the Company.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies.
The opinion expressed herein is limited to the Delaware General Corporation Law and we express no opinion concerning the laws of any other jurisdiction. As used herein, the “Delaware General Corporation

Law” includes the statutory provisions contained therein and reported judicial decisions interpreting those laws.
On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when the Shares are issued and delivered in exchange for Partnership Units in accordance with the Restated Certificate of Incorporation, the Shares will be validly issued, fully paid and nonassessable.
This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.
The opinion set forth above is subject to the assumption that the Registration Statement and any required post-effective amendments thereto and the Prospectus and any and all prospectus supplements required by applicable law have all become effective under the Securities Act and comply with all applicable laws and no stop order suspending the effectiveness of the Registration Statement will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/ Dechert LLP